UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2011

HELI ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53692	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

No. 50 Fengxiang South Road, Jianggao Town, Baiyun District
Guangzhou, P.R. China
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (86) 020-36356928

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 31, 2011, the Board of Directors (the “Board”) of Heli Electronics Corp. (the “Company”) concluded that previously issued audited financial statements of the Company for its fiscal years ended December 31, 2008 and 2009, which were included in the Company’s Current Report on Form 8-K filed on June 16, 2010, and previously issued interim unaudited financial statements which were included in the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2010 and September 30, 2010 should no longer be relied on.

The conclusion of the Board that the financial statements for the above-described periods should not be relied upon was based on statements made by the Company’s independent accounting firm, which became aware of irregularities in the revenue and financial information reported by the Company.

The Company’s Board will undertake all steps necessary to investigate the matters set forth above and other allegations of misstatements, and address any deficiencies found. The Company has already initiated an internal review of its accounting records, but have not yet been able to fully identify the reasons for the inconsistencies found by MaloneBailey, LLP.

On March 11, 2011, after delivering a notice to the Company’s Board of Directors of the irregularities found in the Company’s financial reporting, MaloneBailey, LLP, the Company’s independent accounting firm, resigned. The reports of MaloneBailey, LLP, on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2009 and 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

The Company has not yet engaged an independent accounting firm for the audit of its December 31, 2010 financial statements, but anticipates doing so shortly and hopes to meet its reporting obligations as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELI ELECTRONICS CORP.

/s/ Xin Qiu
Xin Qiu
President and Director

Date: March 31, 2011